EXHIBIT 99.1
For Immediate Release

Hasbro Reports Second Quarter 2024 Financial Results
Company Reports Growth in Profit and EPS in the Quarter and Raises Full Year Guidance
Declares Quarterly Dividend

Pawtucket, R.I., July 25, 2024 -- Hasbro, Inc. (NASDAQ: HAS), a leading toy and game company, today reported financial results for the second quarter 2024.

"We delivered a solid performance in games and digital licensing and substantial margin improvement this quarter,” said Chris Cocks, Hasbro Chief Executive Officer. “Hasbro is emerging as a more profitable, agile, and operationally excellent company delighting fans of all ages through the magic of play."

"We continued to make meaningful progress in our turnaround for Consumer Products in the second quarter," said Gina Goetter, Hasbro Chief Financial Officer. “The Hasbro team remains focused on back half execution and delivering on our updated full year commitments.”

Second Quarter 2024 Highlights

•Second quarter Hasbro, Inc. revenue declined 18% driven primarily by the eOne divestiture; excluding the divestiture, revenue declined 6%. Growth of 20% in the Wizards of the Coast and Digital Gaming segment was offset by declines in Consumer Products ( -20%) and Entertainment (-90%, or -30%, excluding the eOne divestiture).
•Operating profit of $212 million and operating margin of 21.3% includes $37 million of intangible amortization associated with eOne, loss on disposal of business and costs associated with the Company's transformation.
•Adjusted operating profit of $249 million (+$112 million vs. PY) and adjusted operating margin of 25.0% (+13.7 points vs. PY), driven by favorable business mix, supply chain productivity and reduced operating costs.
•Delivered $40 million of net cost savings and approximately $90 million year to date; on track for full-year net savings commitment.
•Hasbro owned inventory down 51% versus prior year, including a 55% decline in Consumer Products inventory versus the second quarter 2023.
•Reported net earnings of $0.99 per diluted share; adjusted net earnings of $1.22 per diluted share benefiting from favorable business mix and improved operations.
•Company raises full year guidance.
•Paid $97 million in cash dividends to shareholders in the quarter.

Second Quarter 2024 Segment Details

•Consumer Products Segment
•Revenue decrease of 20% driven by shifts in entertainment timing, planned business exits and reduced closeouts; growth in Consumer Products Licensing (+11%) in the quarter.

•Operating margin of -1.8% and adjusted operating margin of -0.1% behind supply chain cost productivity and reduced operating expenses partially offsetting the volume deleverage.
•FURBY, PLAY-DOH and G.I. JOE performed well in the quarter; momentum building for 2H innovation in Beyblade and TRANSFORMERS entertainment.

•Wizards of the Coast and Digital Gaming Segment
•Revenue increase of 20% driven by the launch of MAGIC'S Modern Horizons 3 set and continued strength in Licensed and Digital Gaming revenue behind Monopoly Go!, Baldur's Gate 3 and a benefit from an international publishing deal.
•Tabletop revenue increased 3% behind growth in MAGIC: THE GATHERING.
•Operating profit increased 74% and operating profit margin of 54.7% due to higher digital licensing revenue mix of revenues and lower royalty expense.

•Entertainment Segment
•Revenue decline of 90% impacted by the sale of eOne Film and TV in December 2023; absent this impact, revenue declined 30% driven by the timing of the delivery of deals.
•Operating loss of $1 million compared to operating loss of $324 million in the second quarter 2023.
•Adjusted operating profit of $18 million compared to adjusted operating loss of $21 million in the second quarter 2023.

Year to Date 2024 Highlights

•Year to date Hasbro revenue declined 21% driven primarily by the eOne film and television divestiture; excluding the divestiture, revenue declined 7%. Growth of 15% in the Wizards of the Coast and Digital Gaming segment was offset by declines in Consumer Products (-20%) and Entertainment (-87%, or +2% excluding the eOne divestiture).
•Operating profit of $328 million and operating margin of 18.7% includes $69 million of intangible amortization associated with eOne, loss on disposal of business and costs associated with the Company's transformation.
•Adjusted operating profit of $397 million (+$213 million vs. PY) and adjusted operating margin of 22.7% (+14.4 points vs. PY), driven by favorable business mix, lower royalty expense, supply chain productivity and reduced operating costs.
•Reported net earnings of $1.41 per diluted share; adjusted net earnings of $1.83 per diluted share benefiting from improved operations, favorability from a stock compensation adjustment taken in Q1 and net interest expense reduction.
•Operating cash flow of $365 million vs. $119 million in the prior year driven by improved operating results and favorable timing.

Year to Date 2024 Segment Details

•Consumer Products Segment
•Revenue decrease of 20% driven by business exits, reduced closeouts and entertainment timing.
•Operating margin of -6.0% and adjusted operating margin of -4.1%; cost savings and productivity gains more than offset by volume declines.

•Wizards of the Coast and Digital Gaming Segment
•Revenue increase of 15% driven by growth in MAGIC: THE GATHERING and strength in Licensed and Digital Gaming.
•Tabletop revenue increased 4% behind growth in MAGIC: THE GATHERING.
•Operating profit increased 69% and operating profit margin of 48.1% due to higher digital licensing revenue mix of revenues and lower royalty expense.

•Entertainment Segment
•Revenue decline of 87% impacted by the sale of eOne Film and TV; absent this impact, revenue increased $1 million driven by the timing of the delivery of deals.
•Operating profit of $5 million compared to operating loss of $333 million year to date 2023.
•Adjusted operating profit of $36 million compared to adjusted operating loss of $23 million year to date 2023.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2024 Company Outlook1

For the full year, the Company now expects:

•Consumer Products Segment revenue down 7% to 11%; Adjusted operating margin 4% to 6%.
•Wizards of the Coast Segment revenue down 1% to 3%; Operating margin of approximately 42%.
•Pro-Forma Entertainment segment revenue down $15 million; Adjusted operating margin of approximately 60%.
•Total Hasbro Adjusted EBITDA of $975 million to $1.025 billion.
•Gross savings target of $750 million by year end 2025.

2024 Capital Allocation priorities:

•Invest in core business.
•Return cash to shareholders through the dividend.
•Continue to pay down debt and progress towards leverage target.

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results.

Dividend Announcement
During the second quarter, the Company paid $97 million in cash dividends to shareholders. The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on September 4, 2024, to shareholders of record at the close of business on August 21, 2024.

Conference Call Webcast

Hasbro will webcast its second quarter 2024 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading toy and game company whose mission is to entertain and connect generations of fans through the wonder of storytelling and the exhilaration of play. Hasbro delivers play experiences for fans of all ages around the world through toys, games, licensed consumer products, digital games and services, location-based entertainment, film, TV, and more. With a portfolio of over 1,800 iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands, Hasbro brings fans together wherever they are, from tabletop to screen.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute, and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2024 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to our business strategies and plans; expectations relating to products, gaming and entertainment; anticipated cost savings; and financial targets and guidance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our business strategy and transformation initiatives;
•our ability to successfully compete in the play industry and further develop our digital gaming and licensing business;
•our ability to transform our business and capabilities to address the changing global consumer landscape;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, tariffs, higher commodity prices, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•our dependence on third party relationships, including with third party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks associated with international operations, such as conflict in territories in which we operate, currency conversion, currency fluctuations, the imposition or threat of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;

•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees, particularly following recent workforce reductions;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in accounting treatment, tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition-related costs, acquired intangible amortization, Operational Excellence and Blueprint 2.0 implementation charges; and certain non-cash asset impairment charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence and Blueprint 2.0 implementation charges, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Kern Kapoor | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | bertie.thomson@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	June 30, 2024	July 2, 2023
ASSETS
Cash and Cash Equivalents	$626.8	$216.6
Short-term Investments	483.0	—
Accounts Receivable, Net	789.0	877.0
Inventories	357.6	731.3
Prepaid Expenses and Other Current Assets	418.0	684.1
Total Current Assets	2,674.4	2,509.0
Property, Plant and Equipment, Net	542.9	515.4
Goodwill	2,278.8	3,239.2
Other Intangible Assets, Net	552.8	724.8
Other Assets	815.2	1,621.3
Total Assets	$6,864.1	$8,609.7

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$—	$148.2
Current Portion of Long-Term Debt	500.0	69.4
Accounts Payable	297.5	363.4
Accrued Liabilities	1,032.6	1,369.4
Total Current Liabilities	1,830.1	1,950.4
Long-Term Debt	3,461.4	3,668.5
Other Liabilities	399.7	520.6
Total Liabilities	5,691.2	6,139.5
Total Shareholders' Equity	1,172.9	2,470.2
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$6,864.1	$8,609.7

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended				Six Months Ended
	June 30, 2024		July 2, 2023		June 30, 2024		July 2, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$995.3	100.0%	$1,210.0	100.0%	$1,752.6	100.0%	$2,211.0	100.0%
Costs and expenses:
Cost of sales	237.7	23.9%	352.2	29.1%	441.9	25.2%	637.5	28.8%
Program production cost amortization	8.5	0.9%	134.4	11.1%	16.6	0.9%	256.9	11.6%
Royalties	55.3	5.6%	119.9	9.9%	106.2	6.1%	188.9	8.5%
Product development	70.4	7.1%	72.4	6.0%	135.9	7.8%	155.7	7.0%
Advertising	60.4	6.1%	85.1	7.0%	111.9	6.4%	167.9	7.6%
Amortization of intangibles	17.1	1.7%	22.8	1.9%	34.1	1.9%	45.9	2.1%
Impairment of goodwill	—	—%	231.2	19.1%	—	—%	231.2	10.5%
Loss on disposal of business	15.3	1.5%	—	—%	24.4	1.4%	—	—%
Selling, distribution and administration	318.5	32.0%	380.6	31.5%	553.3	31.6%	697.7	31.6%
Total costs and expenses	783.2	78.7%	1,398.6	115.6%	1,424.3	81.3%	2,381.7	107.7%
Operating profit (loss)	212.1	21.3%	(188.6)	(15.6)%	328.3	18.7%	(170.7)	(7.7)%
Non-operating (income) expense:				—%
Interest expense	43.0	4.3%	46.6	3.9%	81.5	4.7%	92.9	4.2%
Interest income	(13.0)	(1.3)%	(5.8)	(0.5)%	(21.3)	(1.2)%	(11.8)	(0.5)%
Other (income) expense, net	(0.8)	(0.1)%	(1.5)	(0.1)%	4.2	0.2%	(2.9)	(0.1)%
Total non-operating expense, net	29.2	2.9%	39.3	3.2%	64.4	3.7%	78.2	3.5%
Earnings (loss) before income taxes	182.9	18.4%	(227.9)	(18.8)%	263.9	15.1%	(248.9)	(11.3)%
Income tax expense	44.4	4.5%	7.0	0.6%	66.3	3.8%	7.7	0.3%
Net earnings (loss)	138.5	13.9%	(234.9)	(19.4)%	197.6	11.3%	(256.6)	(11.6)%
Net earnings attributable to noncontrolling interests	—	—%	0.1	—%	0.9	0.1%	0.5	—%
Net earnings (loss) attributable to Hasbro, Inc.	$138.5	13.9%	$(235.0)	(19.4)%	$196.7	11.2%	$(257.1)	(11.6)%

Net earnings (loss) per common share:
Basic	$0.99		$(1.69)		$1.41		$(1.85)
Diluted	$0.99		$(1.69)		$1.41		$(1.85)

Cash Dividends Declared	$—		$0.70		$0.70		$1.40

Weighted Average Number of Shares
Basic	139.5		138.8		139.2		138.7
Diluted	140.0		138.8		139.6		138.7
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Six months ended
	June 30, 2024	July 2, 2023
Cash Flows from Operating Activities:
Net Earnings (Loss)	$197.6	$(256.6)
Loss on Disposal of Business	24.4	—
Impairment of Goodwill and Intangible Assets	—	231.2
Other Non-Cash Adjustments	133.9	432.1
Changes in Operating Assets and Liabilities	9.2	(287.5)
Net Cash Provided by Operating Activities	365.1	119.2

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(97.7)	(112.1)
Purchase of investments	(480.1)	—
Other	2.4	(3.7)
Net Cash Utilized by Investing Activities	(575.4)	(115.8)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	500.0	1.6
Repayments of Long-Term Debt	—	(90.7)
Net Repayments of Short-Term Borrowings	—	6.6
Dividends Paid	(194.6)	(193.8)
Payments Related to Tax Withholding for Share-Based Compensation	(11.9)	(14.5)
Stock-Based Compensation Transactions	4.0	—
Payments of Financing Costs	(6.7)	—
Other	(2.3)	(5.4)
Net Cash Provided (Utilized) by Financing Activities	288.5	(296.2)
Effect of Exchange Rate Changes on Cash	3.2	(3.7)
Net Increase (Decrease) in Cash and Cash Equivalents	81.4	(296.5)
Cash and Cash Equivalents at Beginning of Year	545.4	513.1
Cash and Cash Equivalents at End of Period	$626.8	$216.6

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended June 30, 2024			Three Months Ended July 2, 2023
Operating Results	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$995.3	$—	$995.3	$1,210.0	$—	$1,210.0	-18%
Operating Profit (Loss)	212.1	36.7	248.8	(188.6)	325.4	136.8	82%
Operating Margin	21.3%	3.7%	25.0%	-15.6%	26.9%	11.3%

Segment Results
Consumer Products:
External Net Revenues	$524.5	$—	$524.5	$655.2	$—	$655.2	-20%
Operating Profit (Loss)	(9.3)	9.0	(0.3)	11.4	10.8	22.2	>-100%
Operating Margin	-1.8%	1.7%	-0.1%	1.7%	1.6%	3.4%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$452.0	$—	$452.0	$375.6	$—	$375.6	20%
Operating Profit	247.1	—	247.1	142.3	—	142.3	74%
Operating Margin	54.7%	—	54.7%	37.9%	—	37.9%

Entertainment:
External Net Revenues	$18.8	$—	$18.8	$179.2	$—	$179.2	-90%
Operating Profit (Loss)	(1.0)	18.7	17.7	(324.2)	303.4	(20.8)	>100%
Operating Margin	-5.3%	99.5%	94.1%	>-100%	>100%	-11.6%

Corporate and Other:
Operating Profit (Loss)	$(24.7)	$9.0	$(15.7)	$(18.1)	$11.2	$(6.9)	>-100%
(1) Amounts within this section may not sum due to rounding

	Three Months Ended
Net Revenues by Brand Portfolio	June 30, 2024	July 2, 2023	% Change
Franchise Brands (1)	$786.6	$788.4	0%
Partner Brands	124.6	172.9	-28%
Portfolio Brands (2)	84.1	107.9	-22%
Non-Hasbro Branded Film & TV (2)	—	140.8	-100%
Total	$995.3	$1,210.0

(1) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
(2) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for the three months ended June 30, 2024, has been restated to reflect the movement, resulting in a change of $0.8.

	Three Months Ended
	June 30, 2024	July 2, 2023	% Change
MAGIC: THE GATHERING	$336.0	$311.0	8%
Hasbro Total Gaming (1)	548.4	491.2	12%
(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	June 30, 2024	July 2, 2023	% Change
North America	$306.1	$382.0	-20%
Europe	92.0	131.9	-30%
Asia Pacific	62.6	66.4	-6%
Latin America	63.8	74.9	-15%
Net revenues	$524.5	$655.2

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	June 30, 2024	July 2, 2023	% Change
Tabletop Gaming	$307.6	$298.5	3%
Digital and Licensed Gaming	144.4	77.1	87%
Net revenues	$452.0	$375.6

	Three Months Ended
Entertainment Segment Net Revenues by Category	June 30, 2024	July 2, 2023	% Change
Film and TV	$1.8	$153.3	-99%
Family Brands	17.0	25.9	-34%
Net revenues	$18.8	$179.2

	Six Months Ended June 30, 2024			Six Months Ended July 2, 2023
Operating Results (1)	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$1,752.6	$—	$1,752.6	$2,211.0	$—	$2,211.0	-21%
Operating Profit (Loss)	328.3	69.1	397.4	(170.7)	354.7	184.0	>100%
Operating Margin	18.7%	3.9%	22.7%	-7.7%	16.0%	8.3%

Segment Results
Consumer Products:
External Net Revenues	$937.5	$—	$937.5	$1,175.6	$—	$1,175.6	-20%
Operating Profit (Loss)	(56.2)	18.1	(38.1)	(34.6)	21.4	(13.2)	>-100%
Operating Margin	-6.0%	1.9%	-4.1%	-2.9%	1.8%	-1.1%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$768.3	$—	$768.3	$670.8	$—	$670.8	15%
Operating Profit	369.9	—	369.9	219.1	—	219.1	69%
Operating Margin	48.1%	—	48.1%	32.7%	—	32.7%

Entertainment:
External Net Revenues	$46.8	$—	$46.8	$364.6	$—	$364.6	-87%
Operating Profit (Loss)	4.8	31.1	35.9	(332.9)	309.6	(23.3)	>100%
Operating Margin	10.3%	66.5%	76.7%	-91.3%	84.9%	-6.4%

Corporate and Other:
Operating Profit (Loss)	$9.8	$19.9	$29.7	$(22.3)	$23.7	$1.4	>100%

(1) Amounts within this section may not sum due to rounding

	Six Months Ended
Net Revenues by Brand Portfolio	June 30, 2024	July 2, 2023	% Change
Franchise Brands (1)	$1,393.1	$1,401.8	-1%
Partner Brands	212.3	305.6	-31%
Portfolio Brands (2)	147.2	200.0	-26%
Non-Hasbro Branded Film & TV (2)	—	303.6	-100%
Total	$1,752.6	$2,211.0

(1) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
(2) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for the six months ended June 30, 2024, has been restated to reflect the movement, resulting in a change of $0.9.

	Six Months Ended
	June 30, 2024	July 2, 2023	% Change
MAGIC: THE GATHERING	$573.9	$540.1	6%
Hasbro Total Gaming (1)	956.4	877.7	9%
(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Six Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	June 30, 2024	July 2, 2023	% Change
North America	$545.2	$661.1	-18%
Europe	179.5	263.5	-32%
Asia Pacific	111.4	129.7	-14%
Latin America	101.4	121.3	-16%
Net revenues	$937.5	$1,175.6

	Six Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	June 30, 2024	July 2, 2023	% Change
Tabletop Gaming	$535.8	$516.4	4%
Digital and Licensed Gaming	232.5	154.4	51%
Net revenues	$768.3	$670.8

	Six Months Ended
Entertainment Segment Net Revenues by Category	June 30, 2024	July 2, 2023	% Change
Film and TV	$1.8	$321.7	-99%
Family Brands	45.0	42.9	5%
Net revenues	$46.8	$364.6

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Six Months Ended
Reconciliation of EBITDA and Adjusted EBITDA (1)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net Earnings (Loss) Attributable to Hasbro, Inc.	$138.5	$(235.0)	$196.7	$(257.1)
Interest expense	43.0	46.6	81.5	92.9
Income tax expense	44.4	7.0	66.3	7.7
Net earnings attributable to noncontrolling interests	—	0.1	0.9	0.5
Depreciation expense	28.4	30.6	49.6	54.6
Amortization of intangibles	17.1	22.8	34.1	45.9
EBITDA	$271.4	$(127.9)	$429.1	$(55.5)
Stock compensation	17.8	19.2	12.8	34.9
Operational Excellence charges	9.0	10.4	19.9	21.0
Blueprint 2.0 implementation charges	15.3	0.7	24.4	0.7
Impairment of goodwill and intangible assets	—	296.2	—	296.2
Adjusted EBITDA	$313.5	$198.6	$486.2	$297.3
(1) Amounts may not sum due to rounding

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Six Months Ended
Reconciliation of Adjusted Operating Profit (1)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Operating Profit (Loss)	$212.1	$(188.6)	$328.3	$(170.7)
Consumer Products	(9.3)	11.4	(56.2)	(34.6)
Wizards of the Coast and Digital Gaming	247.1	142.3	369.9	219.1
Entertainment	(1.0)	(324.2)	4.8	(332.9)
Corporate and Other	(24.7)	(18.1)	9.8	(22.3)

Non-GAAP Adjustments	$36.7	$325.4	$69.1	$354.7
Consumer Products	9.0	10.8	18.1	21.4
Entertainment	18.7	303.4	31.1	309.6
Corporate and Other	9.0	11.2	19.9	23.7

Adjusted Operating Profit	$248.8	$136.8	$397.4	$184.0
Consumer Products	(0.3)	22.2	(38.1)	(13.2)
Wizards of the Coast and Digital Gaming	247.1	142.3	369.9	219.1
Entertainment	17.7	(20.8)	35.9	(23.3)
Corporate and Other	(15.7)	(6.9)	29.7	1.4

Non-GAAP Adjustments include the following:
Acquisition-related costs (2)	$—	$—	$—	$1.9
Acquired intangible amortization (3)	12.4	18.1	24.8	34.9
Operational Excellence charges (4)
Transformation office and consultant fees (a)	7.3	10.4	12.5	21.0
Severance and other employee charges (b)	1.7	—	7.4	—
Blueprint 2.0 implementation charges (5)
Loss on disposal of business (a)	15.3	—	24.4	—
eOne TV and Film business sale process charges (b)	—	0.7	—	0.7
Impairment of goodwill and intangible assets (6)	—	296.2	—	296.2
Total	$36.7	$325.4	$69.1	$354.7
(1) Amounts may not sum due to rounding

(2) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) in the six months ended July 2, 2023. The expense is included within Selling, Distribution and Administration.
(3) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(4) These costs relate to the comprehensive review of the Company's operations and development of a transformation plan to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These charges consist of:
(a) Program related consultant and transformation office fees of $7.3 ($5.6 after tax) and $12.5 ($9.6 after tax) for the three and six months ended June 30, 2024, respectively, and $10.4 ($8.0 after-tax) and $21.0 ($16.1 after tax) for the three and six months ended July 2, 2023, respectively, are included within Selling, Distribution and Administration within the Corporate and Other segment.
(b) Severance and other employee charges of $1.7 ($1.3 after-tax) and $7.4 ($5.7 after-tax) for the three and six months ended June 30, 2024, associated with cost-savings initiatives across the Company.
(5) The Company announced the results of its strategic review, Blueprint 2.0, a consumer-centric approach focusing on fewer, bigger brands, expanded licensing, branded entertainment, and high-margin growth in games, digital and direct. As the Company implements the new strategy, charges recognized consist of:
(a) Loss on disposal of a business of $15.3 ($15.3 after-tax) and $24.4 ($24.4 after-tax) for the three and six months ended June 30, 2024 related to the sale of the eOne Film and TV business not directly supporting the Company's Entertainment Strategy within the Entertainment segment, which was executed on December 27, 2023. The year to date charge is included within Loss on Disposal of Business.
(b) eOne TV and Film business sale process charges of $0.7 ($0.5 after-tax) for the three and six months ended July 2, 2023, as a result of the sale process for the part of its eOne TV and film business not directly supporting the Company's Branded Entertainment Strategy.
(6) Non-cash Goodwill and Asset impairment charges of $296.2 ($279.9 after tax) for the three and six months ended July 2, 2023 incurred within the Entertainment segment, of which $231.2 related to the goodwill impairment of Film & TV due to the expected economic impact of industry factors and $65.0 related to an impairment of the Company's definite-lived intangible, eOne Trademark, which is included in Selling, Distribution and Administration.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Three Months Ended
	June 30, 2024	Diluted Per Share Amount	July 2, 2023	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$138.5	$0.99	$(235.0)	$(1.69)
Acquisition and Related Costs	—	—	—	—
Acquired Intangible Amortization	9.3	0.07	14.3	0.10
Operational Excellence	7.0	0.05	8.0	0.06
Brand Blueprint implementation charges	15.3	0.11	0.5	—
Impairment of Goodwill and Intangible Assets		—	279.9	2.01
Net Earnings Attributable to Hasbro as Adjusted	$170.1	$1.22	$67.7	$0.49

	Six Months Ended
	June 30, 2024	Diluted Per Share Amount	July 2, 2023	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$196.7	$1.41	$(257.1)	$(1.85)
Acquisition and Related Costs	—	—	1.7	0.01
Acquired Intangible Amortization	18.6	0.13	27.6	0.20
Operational Excellence	15.3	0.11	16.1	0.12
Brand Blueprint implementation charges	24.4	0.18	0.5	—
Impairment of Goodwill and Intangible Assets	—	—	279.9	2.02
Net Earnings Attributable to Hasbro as Adjusted	$255.0	$1.83	$68.7	$0.49

(1) Amounts may not sum due to rounding